                                  SCHEDULE 14C
                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Proxy Statement

                            IXC COMMUNICATIONS, INC.
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                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                            IXC COMMUNICATIONS, INC.
                      1122 CAPITAL OF TEXAS HIGHWAY SOUTH
                              AUSTIN, TEXAS 78746
                            ------------------------

               NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDER

To the Stockholders of IXC Communications, Inc.:

     The Board of Directors of IXC Communications, Inc. (the "Company") has taken action to approve an amendment (the "Charter Amendment") of the Company's Restated Certificate of Incorporation, as amended, to change the name of IXC Communications, Inc. to "Broadwing Communications Inc." The Charter Amendment is more fully described in the attached Information Statement.

     Cincinnati Bell Inc., doing business as Broadwing Inc. ("Broadwing"), is the holder of all of the outstanding shares of the Company's common stock, $.01 par value, and has approved in writing the Charter Amendment. The authorization of the Charter Amendment by Broadwing shall not become effective until at least 20 days after the mailing of the enclosed Information Statement. The Charter Amendment has been approved by written consent without the need for any action to be taken by you.

     Your consent is not required and is not being solicited in connection with this action. Pursuant to Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval by less than the unanimous written consent of the stockholders of the Company. Pursuant to the Securities Exchange Act of 1934, with this letter you are being furnished with an Information Statement relating to this action.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED INFORMATION IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

                                          By Order of the Board of Directors

                                          Thomas E. Taylor
                                          Secretary

Austin, Texas
December 20, 1999

                            IXC COMMUNICATIONS, INC.
                      1122 CAPITAL OF TEXAS HIGHWAY SOUTH
                              AUSTIN, TEXAS 78746
                            ------------------------

                             INFORMATION STATEMENT
               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                       TO CHANGE THE NAME OF THE COMPANY

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

        THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS
                               DECEMBER 20, 1999

     This Information Statement is being furnished by IXC Communications, Inc., a Delaware corporation (the "Company" or "IXC"), to the holders of the Company's Common Stock, $.01 par value (the "IXC Common Stock"), and the Company's 12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009, $.01 par value (the "Exchangeable Preferred Stock") in connection with the approval of an amendment (the "Charter Amendment") of the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), to change the name of IXC Communications, Inc. to "Broadwing Communications Inc."

     The Board of Directors of the Company has taken action to approve the Charter Amendment which also requires the approval by the affirmative vote of holders of capital stock entitled to cast a majority of the votes entitled to be cast by the outstanding shares of IXC Common Stock and Exchangeable Preferred Stock, voting together as a single class. Cincinnati Bell Inc., doing business as Broadwing Inc. ("Broadwing"), is the holder of all of the outstanding shares of IXC Common Stock and has consented in writing to the Charter Amendment. Broadwing's approval of the Charter Amendment constitutes over 90% of the votes entitled to be cast on such amendment. The authorization of the Charter Amendment by Broadwing shall not become effective until at least 20 days after the mailing of this Information Statement.

     Accordingly, all corporate actions necessary to authorize the Charter Amendment have been taken. Pursuant to the regulations promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), the authorization of the Charter Amendment by Broadwing shall not become effective until at least 20 days after the Company has mailed this Information Statement to the holders of the Exchangeable Preferred Stock. Promptly following the expiration of this 20 day period, the Company intends to file a Certificate of Amendment to its Restated Certificate to effectuate the Charter Amendment with the Delaware Secretary of State. The Charter Amendment will become effective on the date of such filing.

     The Company has asked brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of the Exchangeable Preferred Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

     THE AMENDMENT TO THE RESTATED CERTIFICATE HAS BEEN APPROVED BY A STOCKHOLDER WHO HOLDS SUFFICIENT VOTING SECURITIES TO APPROVE THE ACTION. THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The executive offices of the Company are located at 1122 Capital of Texas Highway South, Austin, Texas 78746. All holders of Exchangeable Preferred Stock of record at the close of business on December 2, 1999 will receive this Information Statement.

                               VOTING SECURITIES

     The Company's Board of Directors has fixed the close of business on December 2, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to vote with respect to stockholder authorization of the Charter Amendment. As of the Record Date, the outstanding voting securities of the Company entitled to vote on the Charter Amendment were 500,000 shares of IXC Common Stock, all of which are held by Broadwing, and 395,210 shares of Exchangeable Preferred Stock. Each stockholder was entitled to one vote for each share of IXC Common Stock and one-tenth ( 1/10) of one vote for each share of Exchangeable Preferred Stock held on the Record Date. The consent of the holders of a majority of the votes entitled to be cast by the outstanding shares of IXC Common Stock and Exchangeable Preferred Stock, voting as a class, was necessary to authorize the Charter Amendment.

                            CHANGE OF CONTROL OF IXC

     On Tuesday, November 9, 1999, IXC consummated its merger with Broadwing and Broadwing's wholly owned subsidiary Ivory Merger Inc. ("Ivory"). In accordance with the terms of the Agreement and Plan of Merger among IXC, Broadwing and Ivory dated July 20, 1999, as amended (the "Merger Agreement"), upon the filing of the certificate of merger with the Delaware Secretary of State, Ivory was merged into IXC with IXC as the surviving corporation and IXC became a wholly owned subsidiary of Broadwing (other than with respect to the Exchangeable Preferred Stock). Each issued and outstanding share of IXC Common Stock (except for shares owned by Broadwing or IXC) was converted into the right to receive
2.0976 shares of common stock of Broadwing ("Broadwing Common Stock"). In addition, each issued and outstanding share of IXC's 7 1/4% Junior Convertible Preferred Stock Due 2007 and IXC's Depositary Shares representing 1/20 of a share of IXC's 6 3/4% Cumulative Convertible Preferred Stock was converted into the right to receive Broadwing's 7 1/4% Junior Convertible Preferred Stock Due 2007 and Broadwing's Depositary Shares representing 1/20 of a share of Broadwing's 6 3/4% Cumulative Convertible Preferred Stock. IXC's stockholders and Broadwing's shareholders approved the merger on October 29, 1999.

     Prior to the consummation of the merger Broadwing had purchased 4,999,345 shares of IXC Common Stock from Trustees of General Electric Pension Trust ("GEPT") for $234,967,250. The remainder of GEPT's shares of IXC Common Stock held as of November 9, 1999 were converted into the right to receive Broadwing Common Stock on a 1 to 2.0976 ratio.

     Pursuant to the Merger Agreement, the Board of Directors of IXC was replaced by the Board of Directors of Ivory with Richard G. Ellenberger becoming the sole member of the IXC Board of Directors. In addition, two former IXC directors, John M. Zrno and Richard D. Irwin joined the Broadwing Board of Directors.

     In connection with the merger, Broadwing sold $400 million of convertible subordinated debentures to Oak Hill Capital Partners, L.P. ("Oak Hill"). The debentures have a coupon of 6.75% and are convertible at a price of $29.89 per share of Broadwing Common Stock. The Broadwing Board of Directors approved using the proceeds from the sale to Oak Hill to buy back Broadwing Common Stock on the open market.

     In addition, Broadwing and IXC completed a $1.8 billion bank credit facility pursuant to a Credit Agreement dated as of November 9, 1999, among Broadwing and Broadwing Communications Services Inc., formerly IXC Communications Services, Inc. ("IXCS"), a subsidiary of IXC, as Borrowers, Broadwing as Parent Guarantor, the Initial Lenders, Initial Issuing Banks and Swing Line Banks named therein, Bank of America, N.A., as Syndication Agent, Citicorp USA, Inc., as Administrative Agent, Credit Suisse First Boston and The Bank of New York, as Co-Documentation Agents, PNC Bank, N.A., as Agent and Salomon Smith Barney Inc. and Banc of America Securities LLC, as Joint Lead Arrangers (the "Credit Agreement"). The Credit Agreement is being used to refinance certain debt of Broadwing and IXC and for general corporate purposes of Broadwing. Pursuant to the Credit Agreement, Broadwing pledged all of its outstanding shares of IXC.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of December 2, 1999, regarding the beneficial ownership of each class of the Company's voting securities by each person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities. The Company is not aware of any directors, executive officers or named executive officers (as defined in Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission) that own any equity securities of the Company. The Company has only limited information concerning the beneficial ownership of the Exchangeable Preferred Stock because substantially all of the Exchangeable Preferred Stock is registered in the names of nominees.

                                       NUMBER OF SHARES OF    PERCENT OF COMMON STOCK
          NAME AND ADDRESS                COMMON STOCK          BENEFICIALLY OWNED
          ----------------             -------------------    -----------------------
Broadwing Inc........................        500,000                    100%
201 East Fourth Street
P.O. Box 2301
Cincinnati, Ohio 45201

                    AMENDMENT OF THE RESTATED CERTIFICATE TO
                 CHANGE THE NAME OF IXC COMMUNICATIONS, INC. TO
                        "BROADWING COMMUNICATIONS INC."

     The Company's Board of Directors and the holder of capital stock entitled to cast a majority of the votes entitled to be cast by the outstanding shares of the IXC Common Stock and Exchangeable Preferred Stock, voting together as a single class, approved the Charter Amendment. The Charter Amendment in the form of Sixth Amendment to Restated Certificate of Incorporation is set forth in Appendix A to this Information Statement; however, such text is subject to change as may be required by the Delaware Secretary of State. Upon the filing of the Charter Amendment with the Delaware Secretary of State the Company will change the name of IXC Communications, Inc. to "Broadwing Communications Inc."

     Broadwing believes that the Company's new name should reflect that it is one of the companies operated under the Broadwing umbrella. Accordingly, Broadwing has determined that the name "Broadwing Communications Inc." would accomplish this goal. Upon the filing of the Charter Amendment with the Delaware Secretary of State, the Company will change its name to "Broadwing Communications Inc." and will operate its business under such name.

                                   APPENDIX A

                                    FORM OF
                               SIXTH AMENDMENT TO
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            IXC COMMUNICATIONS, INC.

     The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

          1. That Richard G. Ellenberger is the duly elected and acting Chief Executive Officer of IXC Communications, Inc., a Delaware corporation (the "Corporation").

          2. Article FIRST of the Restated Certificate of Incorporation of the Corporation is amended to read in full as follows:

          "FIRST: The name of the corporation is "Broadwing Communications Inc." (the "Corporation")."

          3. This Sixth Amendment to the Restated Certificate of Incorporation has been duly adopted and approved in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be
signed by Richard G. Ellenberger, its Chief Executive Officer this      day of
            , [     ].